EXHIBIT 10.2
                                 AMENDMENT NO. 1
                                       TO
                  THE RECTORSEAL CORPORATION AND JET-LUBE, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                (As Revised and Restated Effective April 1, 1998)


     THIS AMENDMENT NO. 1, executed this __ day of March, 2002, and effective the first day of April, 2002, unless specifically provided otherwise in this Amendment No. 1, by The RectorSeal Corporation, a Delaware corporation, having its principal office in Houston, Texas (hereinafter referred to as the "Company").


                              W I T N E S S E T H:

         WHEREAS, the Company revised and restated The RectorSeal Corporation and Jet-Lube, Inc. Employee Stock Ownership Plan (the "Plan") effective April 1, 1998, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendment to the Plan and (ii) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended, as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

         WHEREAS, the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") was signed into law on June 7, 2001, many provisions of which commence to apply to the Plan effective April 1, 2002;

     WHEREAS, the Company desires to adopt this Amendment No. 1 effective as of April 1, 2002, unless specifically otherwise in this Amendment No. 1, to (i) reflect certain provisions of EGTRRA and (ii) constitute good faith compliance with the requirements of EGTRRA; and

         WHEREAS, this Amendment No. 1 (i) is to be construed in accordance with EGTRRA and the guidance issued thereunder and (ii) shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment No. 1;

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 1 to the
Plan:

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SECTION I (Plan Section 1.6).  INCREASE IN COMPENSATION LIMIT

The Annual Compensation of each Participant taken into account in determining allocations for any Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Annual Compensation during the Year or such other consecutive 12-month period over which Annual Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.


SECTION II (Plan Section 5.2(d)).  LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This section shall be effective for Limitation Years beginning after December 31, 2001.

2. Maximum Annual Addition. Except to the extent permitted under section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any Limitation Year shall not exceed the lesser of:

         (a)      $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

         (b) 100 percent of the Participant's Annual Compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year.

The Annual Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.


SECTION III (Plan Section 11.11).  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This section shall apply to distributions made after December 31, 2001.

2. Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in section 11.11 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code.

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

3. Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in section 11.11 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.


SECTION IV (Plan ARTICLE XIX).  MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under section 416(g) of the Code for Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such Years. This section amends Article XIX of the Plan.

2.       Determination of top-heavy status.

2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Year that includes the Determination Date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Individual Account Balances of Employees as of the Determination Date.

2.2.1 Distributions during Year ending on the Determination Date. The present values of accrued benefits and the amounts of Individual Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2.2    Employees   not   performing   services   during  Year  ending  on  the
Determination Date. The accrued benefits and Individual Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

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

3.       Minimum benefits.

3.1 Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage test and other requirements of section 401(m) of the Code.

3.2 Contributions under other plans. The Employer may provide in the Plan that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

         IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                                      THE RECTORSEAL CORPORATION


                                                      By:
                                                         -----------------------
                                                                         COMPANY


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